FOR 4:00 P.M. EASTERN RELEASE

CARREKER CORPORATION REPORTS
FIRST QUARTER FISCAL 2003 RESULTS

Conference Call Scheduled for June 3 at 5:00 p.m. ET

     DALLAS (June 3, 2003) -- Carreker Corporation (Nasdaq: CANI), a leading provider of payments technology and consulting solutions for the financial services industry, today reports revenues of $28.3 million for the first quarter ended April 30, 2003, compared with $28.5 million in the fourth quarter fiscal 2002 and $43.7 million in the first quarter of fiscal 2002.

     The Company reported a net loss of $3.0 million or $0.13 per share for the first quarter fiscal 2003, which compares with a net loss of $52.2 million or $2.22 per share in the fourth quarter fiscal 2002, and net income of $9.7 million or $0.43 per share in the year-ago quarter.

     “As we stated last month, we expected Q1 to be the weakest quarter of the year,” said J.D. (Denny) Carreker, Chairman and Chief Executive Officer of Carreker Corporation. Now, with that behind us, we expect to return to profitability beginning with our second quarter results. 2003 is a year of investing in our product roadmap to drive future organic growth. While revenues for the year will be lower than 2002, we expect to be profitable and generate positive operating cash flow for the year.”

Conference Call

The conference call is intended to provide a forum for a discussion of the Company’s first quarter fiscal 2003 financial results, business conditions, industry trends and other points of interest to investors. To join the conference call, Domestic participants dial 800-361-0912, International participants dial 913-981-5559. A replay of the call will be available on Tuesday, June 3 from 8:00 p.m. Eastern Time through Tuesday, June 10 at 11:59 p.m. Eastern Time. To access the replay, Domestic participants dial 888-203-1112, International participants dial 719-457-0820. All replay participants enter the pass-code 714913.

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Webcast

A live webcast of the conference call, as well as the archive webcast, will be available through the investor relations (IR) section of the Company’s website at http://ir.carreker.com. To increase access for both institutional and individual investors, the webcast will also be distributed over Shareholder.com’s Open Distribution Network.

About Carreker Corporation

Carreker Corporation improves earnings for financial institutions around the world. The company’s integrated consulting and software solutions are designed to increase clients’ revenues and reduce their expenses, while improving security and increasing the value of their customer relationships. Carreker provides products and services to more than 250 clients in the United States, Canada, the United Kingdom, Ireland, Australia and South Africa. Clients include the full range of community, regional and large banks, among them more than 75 of the largest 100 banks in the United States. Headquartered in Dallas, Texas, since 1978, Carreker Corporation also has offices located around the world including London and Sydney. For more information, visit www.carreker.com.

Forward Looking Statement — This document contains forward-looking statements based on current expectations that are inherently subject to risks and uncertainties. The words “estimate,” “project,” “intend,” “expect,” “believe,” “plan” and similar expressions are intended to identify forward-looking statements. The Company’s actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to, changes in the banking industry’s demand for the Company’s solutions, significant customer concentration and the potential loss of a significant customer, variations in operating results, reduction in revenues due to pricing arrangements, the infrequent use of long-term contracts with customers, the focus of the Company’s technology and consulting solutions and the chance that they will not be accepted in the marketplace, risks associated with rapid growth in the Company’s business, the inability to attract and retain key personnel, existence of defects or errors in the Company’s software, ability to develop new technologies and services, ability to meet the changing needs of customers, dependence on third-party Internet providers and the Internet, intense competition, risks associated with strategic alliances and acquisitions, inability to protect the Company’s proprietary rights, infringement and other claims and related expenses, reliance on third-party licenses, volatility in the Company’s stock price, exposure to risks associated with our indebtedness, international operations, reliance on independent contractors, adoption of Financial Accounting Standard No. 142, governmental regulation and legal uncertainties and anti-takeover provisions in the Company’s charter documents and under applicable law. These and other factors are set forth in the Company’s annual report on Form 10-K filed on April 30, 2003, and in other reports and documents filed by the Company with the Securities and Exchange Commission from time to time.

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Vickie Gorton, Senior Vice President,	Terry Gage, Executive Vice President
Director Investor Relations	and CFO
(972) 371-1601 PH	(972) 371-1454 PH
(972) 458-2567 FX	(972) 458-2567 FX
Email: vgorton@carreker.com	Email: tgage@carreker.com

CARREKER CORPORATION Condensed Consolidated Balance Sheets (Unaudited) (In thousands, except per share amounts) ASSETS

	April 30, 2003	January 31, 2003
Current assets
Cash and cash equivalents	$28,887	$26,986
Accounts receivable, net of allowance of $1,630 and $1,761 at April 30, 2003 and
January 31, 2003, respectively	16,089	22,759
Prepaid software royalties	645	763
Prepaid expenses and other current assets	3,273	3,073

Total current assets	48,894	53,581
Property and equipment, net of accumulated depreciation of $15,578 and $14,704 at
April 30, 2003 and January 31, 2003, respectively	8,412	8,975
Capitalized software costs, net of accumulated amortization of $10,332 and $10,025 at
April 30, 2003 and January 31, 2003, respectively	1,704	2,010
Acquired developed technology, net of accumulated amortization of $7,897 and
$6,867 at April 30, 2003 and January 31, 2003, respectively	16,303	17,333
Goodwill, net of accumulated amortization of $3,405 at April 30, 2003 and
January 31, 2003	21,193	21,193
Customer relationships, net of accumulated amortization of $2,683 and $2,333 at
April 30, 2003 and January 31, 2003, respectively	5,717	6,067
Deferred loan costs, net of accumulated amortization of $784 and $676 at
April 30, 2003 and January 31, 2003, respectively	468	576
Other assets	432	373

Total assets	$103,123	$110,108

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,907	$2,273
Accrued compensation and benefits	7,774	7,603
Other accrued expenses	3,433	4,482
Deferred revenue	25,694	17,600
Accrued merger and restructuring costs	2,277	3,735

Total current liabilities	42,085	35,693
Long-term debt	15,000	25,000
Deferred revenue	407	817

Total liabilities	57,492	61,510

Contingencies
Stockholders’ equity Preferred stock, $.01 par value:
2,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value:
100,000 shares authorized; 23,574 shares issued at April 30, 2003 and
January 31, 2003	236	236
Additional paid-in capital	105,263	105,263
Accumulated deficit	(59,353)	(56,386)
Less treasury stock, at cost: 27 common shares at April 30, 2003 and
January 31, 2003	(515)	(515)

Total stockholders’ equity	45,631	48,598

Total liabilities and stockholders’ equity	$103,123	$110,108

CARREKER CORPORATION Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)

	Three Months Ended April 30,

	2003	2002

Revenues:
Consulting fees	$6,751	$9,595
Software license fees	6,578	14,042
Software maintenance fees	8,710	10,667
Software implementation fees	4,894	7,197
Out-of-pocket expense reimbursements	1,323	2,188

Total revenues	28,256	43,689

Cost of revenues:
Consulting fees	4,969	6,854
Software license fees	1,721	1,693
Software maintenance fees	3,115	2,769
Software implementation fees	4,824	5,138
Out-of-pocket expenses	1,253	2,337

Total cost of revenues	15,882	18,791

Gross profit	12,374	24,898

Operating costs and expenses:
Selling, general and administrative	12,086	12,846
Research and development	1,805	2,986
Amortization of intangible assets	350	350
Restructuring and other charges	684	—

Total operating costs and expenses	14,925	16,182

Income (loss) from operations	(2,551)	8,716

Other income (expense):
Interest income	80	68
Interest expense	(310)	(785)
Other income (expense)	(92)	87

Total other income (expense)	(322)	(630)

Income (loss) before provision (benefit) for income taxes	(2,873)	8,086
Provision (benefit) for income taxes	94	(1,605)

Net income (loss)	$(2,967)	$9,691

Basic earnings (loss) per share	$(0.13)	$0.43

Diluted earnings (loss) per share	$(0.13)	$0.43

Shares used in computing basic earnings (loss) per share	23,547	22,302
Shares used in computing diluted earnings (loss) per share	23,547	22,697